As filed with the Securities and Exchange Commission on September 12, 1997
                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------
                                ORTHOLOGIC CORP.
             (Exact name of registrant as specified in its charter)

               Delaware                                          86-0585310
     (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                        Identification No.)


               2850 South 36th Street #16, Phoenix, Arizona 85034
               (Address of Principal Executive Offices) (Zip Code)
                                    --------
                     ORTHOLOGIC CORP. 1987 STOCK OPTION PLAN
                            (Full title of the plan)
                                    --------

          Allan M. Weinstein                             Copy to:
       Chief Executive Officer                      P. Robert Moya, Esq.
           ORTHOLOGIC CORP.                           QUARLES & BRADY
      2850 South 36th Street, #16                One East Camelback Road
        Phoenix, Arizona  85034                          Suite 400
                                               Phoenix, Arizona  85012-1659
                     (Name and address of agent for service)
                                   ----------
                                 (602) 437-5520
          (Telephone number, including area code, of agent for service)
                                    --------

                                              CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                         Proposed              Proposed
                                                                          maximum               maximum
                                                   Amount to be     offering price per    aggregate offering       Amount of
     Title of securities to be registered           registered             share                 price         registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0005 par value per share(1)     160,000 shares(2)         (3)(4)           $1,029,375.00(3)         $311.93
===================================================================================================================================

(1) This registration includes a right to purchase one one-hundredth of a share of Series A Preferred Stock appertaining to each share of Common Stock covered hereby pursuant to a Rights Agreement, dated as of March 6, 1997, between Orthologic Corp. and Bank of New York.

(2) The Plan provides for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting Registrant Common Stock. This Registration Statement therefore covers, in addition to the above-stated shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(3) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (i) the aggregate exercise price of $833,437.50 for the 127,000 shares underlying outstanding options, and (ii) as to the remaining 33,000 shares available, 5-15/16 per share, which is the average of the high and low sales prices of Registrant Common Stock on September 8, 1997 as reported in the Nasdaq National Market.

(4) The actual offering price will be determined in accordance with the terms of the Plan. However, with respect to an incentive stock option, in no event shall such price be less than 100% of the fair market value of Registrant Common Stock on the date on which the option is granted.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         In accordance with General Instruction E to Form S-8 and because this Registration Statement only registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective, the contents of the following documents filed by Orthologic Corp. (the "Registrant") (Commission File No. 0-21214) with the Securities and Exchange Commission are incorporated herein by reference:

         1. The Registrant's Registration Statement on Form S-8 filed on May 17, 1994 (Registration No. 33- 79010) relating to the Registrant's Stock Option Plan.

         2. The Registrant's Registration Statement on Form S-8 filed on February 6, 1996 (Registration No. 333-1268) relating to the Registrant's Stock Option Plan.

         3. The Registrant's Registration Statement on Form S-8 filed on August 8, 1996 (Registration No. 333-09785) relating to the Registrant's Stock Option Plan.

Item 8.  Exhibits.

         See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on September 11, 1997.

ORTHOLOGIC CORP.
(Registrant)

By:      /s/ Allan M. Weinstein
   -------------------------------------
     Allan M. Weinstein
     Chief Executive Officer

                               ------------------

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allan M. Weinstein and Allen R. Dunaway and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person                                               Title                                           Date
------                                               -----                                           ----

                                                     Chief Executive Officer and
  /s/ Allan M. Weinstein                             Director (Principal Executive Officer)       September 11, 1997
--------------------------------------------
Allan M. Weinstein


  /s/ John M. Holliman III                           Chairman of the Board and Director           September 11, 1997
--------------------------------------------
John M. Holliman, III


  /s/ Fredric J. Feldman                             Director                                     September 11, 1997
--------------------------------------------
Fredric J. Feldman


  /s/ Elwood D. Howse, Jr.                           Director                                     September 11, 1997
--------------------------------------------
Elwood D. Howse, Jr.


  /s/ Augustus A. White III, M.D.                    Director                                     September 11, 1997
--------------------------------------------
Augustus A. White, III


  /s/ Allen R. Dunaway                               Vice President and Chief Financial
--------------------------------------------         Officer (Principal Financial and
Allen R. Dunaway                                     Accounting Officer)                          September 11, 1997

                                ORTHOLOGIC CORP.
                               (the "Registrant")
                          (Commission File No. 0-21214)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

Exhibit          Description                               Incorporated Herein by Reference                   Filed Herewith
Number                                                     To

4.1              Amended and Restated Certificate          Exhibit 3.1 to the Registrant's
                 of Incorporation of the Registrant        Form 10-Q for the quarter ended
                                                           March 31, 1996

4.2              Bylaws of Registrant                      Exhibit 3.4 to Registrant's
                                                           Amendment No. 2 to Registration
                                                           Statement on Form S-1 (No. 33-
                                                           47569) filed with the SEC on
                                                           January 25,1993 ("January 1993 S-
                                                           1")

4.3              Specimen Common Stock                     Exhibit 4.1 to January 1993 S-1
                 Certificate

4.4              Rights Agreement dated as of              Exhibit 4.1 to the Registrant's
                 March 4, 1997 between Registrant          Registration Statement on Form 8-A
                 and Bank of New York, and                 filed with the SEC on March 6,
                 Exhibits A, B and C thereto               1997

5                Opinion of Counsel                                                                                  X

23.1             Consent of Deloitte & Touche LLP                                                                    X

23.2             Consent of Ernst & Young                                                                            X

23.3             Consent of Counsel                                                                   Included in Exhibit 5
                                                                                                      above

24               Powers of Attorney                                                                   Signatures Page to this
                                                                                                      Registration Statement

99.1             OrthoLogic Corp. 1987 Stock               Exhibit 4.4 to the Registrant's
                 Option Plan                               Form 10-Q for the quarter ended
                                                           June 30, 1997